UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                        ____________________

                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                  Date of Report: June 2, 2010
                 (Date of earliest event reported)


                           AMERILITHIUM CORP.
       (Exact name of registrant as specified in its charter)

      Nevada                      333-155059                 61-1604254
(State or other jurisdiction  (Commission File Number)     (IRS Employer
 of incorporation)                                         Identification No.)

                               Suite 100
                           297 Kingsbury Grade
                        Lake Tahoe, NV 89449-4470
              (Address of principal executive offices (zip code)

                            775-996-2210
          (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the financing agreement entered into on March 28, 2010 with Sunrise Energy Investments, Ltd., the registrant issued Sunrise an aggregate of 554,017 restricted common shares pursuant to $500,000 drawdown notice requested by the registrant. The common shares were issued on June 10, 2010. The common shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

ITEM 8.01   OTHER EVENTS

On June 10, 2010, we entered into an agreement with PR Newswire through which Amerilithium can submit up to forty (40) distributions of unlimited length to PR Newswire's NY Metro Newsline. The term of the agreement is for one year from the date of signature and will renew for additional one year periods unless either party provides 30 days written notice prior to the end date requesting to review, amend or terminate the agreement. Amerilithium shall pay an annual flat rate of $20,880 to be billed quarterly for the services of PR Newswire.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99 - PR Newswire Service Agreement dated June 2, 2010

Dated:  June 14, 2010

AMERILITHIUM CORP.

By:     /s/Matthew Worrall
        ------------------
Name:   Matthew Worrall
Title:  Chief Executive Officer